Exhibit 99.1

Guardion Health Sciences Announces Filing of Certificate of Dissolution

HOUSTON, TEXAS – October 30, 2024 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”) today announced that it has filed a certificate of dissolution with the Secretary of State of the State of Delaware, which became effective upon filing on October 30, 2024 (the “Effective Date”). The filing of the certificate was made pursuant to the terms of the Company’s Plan of Liquidation and Dissolution (the “Plan”) approved by stockholders at the Company’s special meeting of stockholders held on May 31, 2024.

As of October 30, 2024, Guardion has closed its stock transfer books, and record holders of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) ceased to have any rights in respect of such shares of Common Stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan and under the General Corporation Law of the State of Delaware (the “DGCL”). In accordance with the DGCL, as of the Effective Date, stockholders are prohibited from transferring record ownership of their shares of Common Stock, except by will, intestate succession, operation of law or upon dissolution of such record holder or its successors.

As previously announced, Guardion expects to pay to its stockholders of record as of the close of business on the Effective Date, a liquidating dividend in one or more distributions, in an amount that is anticipated to total approximately $3.25 per share of Common Stock. However, there can be no assurance as to the timing and amount of the distribution to stockholders. There are many factors that may affect the amounts available for distribution to holders of the Common Stock including, among other things, the amount of taxes due, employee costs (including severance payments), expenses relating to the implementation of the Plan, unanticipated or contingent liabilities arising hereafter and the proceeds that we may receive from the sale or liquidation of other remaining assets, if any. If the Company has underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the aggregate amount ultimately distributed to the holders of Common Stock could be less than the amount estimated above. Alternatively, in the event that the Company retains additional cash reserves after satisfactorily settling its liabilities, there may be an additional distribution at a future date.

After the Effective Date, Guardion will not engage in any business activities except to the extent necessary to preserve the value of any remaining assets, complete the wind down of its business affairs and distribute its assets in accordance with the Plan. Under the DGCL, Guardion will be continued for the term of three years following the Effective Date, or for such longer period as the Delaware Court of Chancery directs, for the purposes of prosecuting and defending suits by or against it and of enabling it to gradually settle and close the business, to dispose of and convey its property, to discharge its liabilities and to distribute to stockholders any remaining assets.

Guardion has been granted relief from the U.S. Securities and Exchange Commission (the “SEC”) to indefinitely suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Act”) and to file a Form 15 with the SEC in connection therewith. The Form 15 will serve as notice of suspension of the Company’s duty to file reports under Sections 13 and 15(d) of the Act.

Forward-Looking Statements

The matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about the Company’s expectations, beliefs, plans or intentions regarding its business plans, financial condition, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the expected completion, timing and effects of the Company’s delisting, dissolution and implementation of the Plan, and the indefinite suspension of reporting obligations under the Act, the risks and uncertainties relating to the limited resources remaining available to the Company to wind up its business and operations, the tax and accounting consequences of the Company’s dissolution, the Company’s ability to satisfy its liabilities, fees, taxes and other obligations out of the limited resources remaining available to the Company, and the amount and timing of distributions that may be made to stockholders in connection with the Company’s dissolution and liquidation.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Guardion Health Sciences, Inc., Contact:

investors@guardionhealth.com

Phone: 1-800 873-5141 Ext 208

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